Exhibit 99.1

Israel Acquisitions Corp. and Pomvom Ltd. announce a mutual termination of the Business Combination Agreement

Tel-Aviv, Israel, August 22, 2024 - Israel Acquisitions Corp (NASDAQ: ISRL, ISRLU, ISRLW) (“ISRL”), a publicly-traded special purpose acquisition company, Pomvom Ltd. (TASE: PMVM) (“Pomvom”), an Israeli technology company developing and providing experiential content to amusement parks and attractions globally, announced today that they have signed a mutual termination and release agreement (the “Termination Agreement”) to terminate the Business Combination Agreement and additional related agreements (the “Merger Agreement”), due to the change in global market conditions .

Pursuant to the Termination Agreement, the parties also mutually agreed to waive any claim or demand on the part of any of the parties against the other parties, except in relation to a violation of the Termination Agreement or a violation of the confidentiality obligations stipulated in the Merger Agreement.

Shira Fayans Birenbaum, Pomvom’s Chairman and Izhar Shay, ISRL\SPAC’s Chairman released a joint statement: “The decision to terminate the Merger Agreement was made jointly by the companies, with the understanding that the current state of the capital markets does not allow for the transaction to proceed at this time based on the same financial parameters that had been agreed upon originally. Considering these factors and in order to avoid additional expenses related to the transaction for both parties, it was decided in good spirit to terminate the transaction.”.

About Pomvom Ltd:

Pomvom, which is traded on the Tel-Aviv Stock Exchange (TASE: POMO; PMVM), is a technology company, which develops and provides experiential documentation solutions to the global amusement parks and attractions market, which replace the existing operative photographic solutions. Pomvom has developed a digital platform, which combines innovative technology for photographing and creating content, automatically in a cloud environment, the distribution and the sale thereof to the ultimate user for the purpose of their personal use and for sharing on social networks. Pomvom provides its customers with comprehensive media documentation services, which is done by means of the digital platform, in addition to which it provides photographic equipment and manpower, the creation of content and media processing, printing or the distribution of pictures and the sale thereof to visitors to amusement parks and attractions. See Pomvom's website for additional details - Pomvom - Any media. Any device. Anyone.

About Israel Acquisitions Corp.

ISRL, which is traded on Nasdaq (NASDAQ: ISRL, ISRLU, ISRLW), is a Cayman Islands exempted company incorporated as a blank-check company and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. ISRL intends to focus on high-growth technology companies that are domiciled in Israel, and that either carry out all or a substantial portion of their activities in Israel or have some other significant Israeli connection. ISRL's management team is led by Chairman, Izhar Shay, Chief Executive Officer, Ziv Elul, and Chief Financial Officer, Sharon Barzik Cohen.

Forward Looking Statements

This press release may include, and oral statements made from time to time by representatives of ISRL or Pomvom may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to ISRL, Pomvom or either management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of ISRL’s and Pomvom’s management, as well as assumptions made by, and information currently available to, ISRL’s and Pomvom’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in ISRL’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to ISRL’s, Pomvom’s or persons acting on ISRL’s or Pomvom’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of ISRL or Pomvom, including those set forth in the Risk Factors section of ISRL’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024. ISRL undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Contact:

Meirav Gomeh-Bauer

+972-54-476-4979

Email: Meirav@bauerg.com